Exhibit 23.2

CONSENT OF PETROTECHNICAL SERVICES
DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION
As independent oil and gas consultants, PetroTechnical Services, Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-109162, 333‑126191, 333-135949, 333-143990, 333‑151762, 333-157504, 333-160350, 333-171468, 333‑178067, 333-187018, 333-189651 and 333-192175) and Form S-3 (File No. 333-190457) of Chesapeake Energy Corporation of all references to our firm and information from our reserves report dated 25 February 2014, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2013 to be filed with the Securities and Exchange Commission on or about February 26, 2014, and our summary report attached as Exhibit 99.1 to such Annual Report on Form 10-K.

PETROTECHNICAL SERVICES,
DIVISION OF SCHLUMBERGER
TECHNOLOGY CORPORATION
By: /s/ Charles M. Boyer II, PG, CPG
Charles M. Boyer II, PG, CPG
Consulting Services Manager – NE Basin
Adviser – Unconventional Reservoirs
Pittsburgh, Pennsylvania
26 February, 2014